American Airlines Group Inc. First-Quarter 2022 Financial Results Exhibit 99.2

Certain of the statements contained in this presentation should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward- looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the company’s plans, objectives, expectations, intentions, estimates and strategies for the future, the continuing availability of borrowings under revolving lines of credit, and other statements that are not historical facts. These forward-looking statements are based on the company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the company’s other filings with the Securities and Exchange Commission. In particular, the consequences of the coronavirus outbreak to economic conditions and the travel industry in general and the financial position and operating results of the company in particular have been material, are changing rapidly, and cannot be predicted. Additionally, there may be other factors of which the company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement. 2 Forward-looking statements

3 Introductory remarks and commercial update Robert Isom Chief Executive Officer

First-quarter results 4 First-quarter results show strong momentum • Total revenue beat initial expectations by more than $500 million • Revenue recovered to 84% vs. Q1 2019 • Highest absolute daily bookings and cash intake in company history in the month of March • Profitable in the month of March excluding net special items • First-quarter net loss of $1.6 billion. Excluding net special items1, net loss of $1.5 billion • Strong operating performance and served approximately 43 million passengers 1/ See GAAP to non-GAAP reconciliation at the end of this presentation

Recovery timeline

- Domestic leisure and short-haul international revenue is exceeding 2019 levels
- Domestic business revenue recovered to ~85% of 2019 levels in the month of March
- Removal of international testing restrictions is unlocking long-haul international demand

Revenue

Basis of early recovery path

Current status

Domestic leisure

- No real constraints
- Demand is robust

~40% of 2019 pax revenue composition

Short-haul international

- Similar trends as domestic leisure

~10% of 2019 pax revenue composition

Domestic business

- Small- and medium-size business demand resilient
- Large corporates returning to office
- In-person events returning

~30% of 2019 pax revenue composition

Long-haul international

- Countries reopening
- International travel restrictions being removed
- Countries dropping testing requirements

~20% of 2019 pax revenue composition

Recovery timeline

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Revenue recovery 6 1/ Source- company monthly domestic coupon revenue results • The revenue recovery paused in January due to the omicron variant, but rapidly accelerated beginning in mid-February • Second-quarter revenue is expected to recover further, driven by strong domestic yields 31% 29% 41% 54% 61% 77% 87% 78% 72% 75% 92% 83% 71% 76% 98% 47% 40% 53% 73% 82% 97% 102% 93% 94% 94% 112% 90% 91% 96% 108% 13% 19% 27% 35% 40% 52% 64% 58% 51% 58% 68% 69% 51% 61% 85% Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Domestic revenue recovery (% of 2019) Total Leisure Business 2021 2022

Partnership and loyalty update 7 Update on airline partnerships • Completed agreement with GOL to form exclusive partnership and to give customers the broadest and most rewarding network in the Americas • Delivering enhanced customer experience, including reciprocal loyalty recognition and benefits, with partners including Alaska and JetBlue Update on loyalty program • Introduced reimagined AAdvantage® program, including new status qualification structure • New program enrollments at record levels, with March 2022 enrollments more than 80% higher than March 2019

8 Financial update Derek Kerr Chief Financial Officer

First-quarter results 9Note: May not recalculate due to rounding. See GAAP to non-GAAP reconciliation at the end of this presentation 1Q22 1Q21 1Q22 1Q21 Operating Loss (1,723)$ (1,315)$ (1,566)$ (3,238)$ Loss Before Income Taxes (2,086)$ (1,573)$ (1,926)$ (3,519)$ Net Loss (1,635)$ (1,250)$ (1,510)$ (2,743)$ Loss per common share: Basic and diluted (2.52)$ (1.97)$ (2.32)$ (4.32)$ Weighted average shares outstanding (in thousands): Basic and diluted 649,503 634,609 649,503 634,609 GAAP Non-GAAP (in millions except share and per share amounts)

$7 $10 $14 $14 $17 $21 $18 $16 $16 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 Total available liquidity1 (in billions) Strong liquidity position 10 • Continue to maintain elevated total liquidity balance, ending the first quarter with $15.5 billion in total liquidity 1/ Total available liquidity is defined as unrestricted cash and marketable securities plus available undrawn revolver capacity and other undrawn facilities.

Balance sheet repair 11 Continued focus on deleveraging • In the first quarter, completed $317 million of open market repurchases of $750 million unsecured senior notes maturing in June 2022 • Continue to target $15 billion in total debt1 reduction by end of 2025 • Total debt down by $4.1 billion since peaking in Q2 2021 Future priorities for excess liquidity • Address short end of maturity curve • Free up high-quality collateral • Pay down prepayable debt (~$11 billion opportunity) Strong liquidity and confidence in recovery facilitates deleveraging 1/ Total debt includes debt, finance leases, operating lease liability and pension obligations.

Passionately pursuing efficiencies Younger fleet drives lower capex 1/ Company filings and Cirium Fleets Analyzer Database. All data as of December 31, 2021 2/ Source: Company filings, 2021 includes net inflows from return of PDPs 12 Youngest fleet among peers $5.2 $2.0 $0.2 $2.6 $3.0 2014-2019 Average 2020 Actual 2021 Actual 2022 2023 Total capex forecast2 (in billions) Last Induction in 1Q • Completed narrowbody fleet harmonization project on over 500 aircraft, ensuring a consistent product and better experience for our customers 55% 19% 26% 45% 15% 40% 30% 22% 48% 0-10 Years 10-20 Years 20 Years+ Mainline fleet age1 American Delta United

Second-quarter outlook

	2022 vs 2019	
Total capacity (ASMs)	2Q22: Down ~6% to 8% FY22: Down ~6% to 8%	
Total revenue	2Q22: Up ~6% to 8%	
CASM excluding fuel and net special items[1]	2Q22: Up ~8% to 10% FY22: Up ~8% to 10%	
Pre-tax margin excluding net special items[1]	2Q22: ~3% to 5%	
		2Q22 comments
Fuel	2Q22: ~$3.59 to $3.64	Consumption of ~1,013 million gallons and based on April 19, 2022 forward fuel curve.

1/ CASM excluding fuel and net special items and pre-tax margin excluding net special items are non-GAAP financial measures. The Company is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of net special items cannot be determined at this time.

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Thanks to an amazing team

GAAP to non-GAAP reconciliation 15 Reconciliation of GAAP Financial Information to Non-GAAP Financial Information Percent Increase Reconciliation of Pre-Tax Loss Excluding Net Special Items 2022 2021 (Decrease) Pre-tax loss as reported (2,086)$ (1,573)$ Pre-tax net special items: Mainline operating special items, net (1) 157 (1,708) Regional operating special items, net (2) - (215) Nonoperating special items, net (3) 3 (23) Total pre-tax net special items 160 (1,946) Pre-tax loss excluding net special items (1,926)$ (3,519)$ (45.3%) Calculation of Pre-Tax Margin Pre-tax loss as reported $ (2,086) $ (1,573) Total operating revenues as reported $ 8,899 $ 4,008 Pre-tax margin (23.4%) (39.3%) Calculation of Pre-Tax Margin Excluding Net Special Items Pre-tax loss excluding net special items $ (1,926) $ (3,519) Total operating revenues as reported $ 8,899 $ 4,008 Pre-tax margin excluding net special items (21.6%) (87.8%) Reconciliation of Net Loss Excluding Net Special Items Net loss as reported (1,635)$ (1,250)$ Net special items: Total pre-tax net special items (1), (2), (3) 160 (1,946) Net tax effect of net special items (35) 453 Net loss excluding net special items (1,510)$ (2,743)$ (45.0%) Reconciliation of Basic and Diluted Loss Per Share Excluding Net Special Items Net loss excluding net special items (1,510)$ (2,743)$ Shares used for computation (in thousands): Basic and diluted 649,503 634,609 Loss per share excluding net special items: Basic and diluted (2.32)$ (4.32)$ American Airlines Group Inc. (the Company) sometimes uses financial measures that are derived from the condensed consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The Company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The Company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis. The tables below present the reconciliations of the following GAAP measures to their non-GAAP measures: - Pre-Tax Loss (GAAP measure) to Pre-Tax Loss Excluding Net Special Items (non-GAAP measure) - Pre-Tax Margin (GAAP measure) to Pre-Tax Margin Excluding Net Special Items (non-GAAP measure) - Net Loss (GAAP measure) to Net Loss Excluding Net Special Items (non-GAAP measure) - Basic and Diluted Loss Per Share (GAAP measure) to Basic and Diluted Loss Per Share Excluding Net Special Items (non-GAAP measure) - Operating Loss (GAAP measure) to Operating Loss Excluding Net Special Items (non-GAAP measure) Management uses these non-GAAP financial measures to evaluate the Company's current operating performance and to allow for period-to-period comparisons. As net special items may vary from period-to-period in nature and amount, the adjustment to exclude net special items allows management an additional tool to understand the Company’s core operating performance. Additionally, the tables below present the reconciliations of total operating costs (GAAP measure) to total operating costs excluding net special items and fuel (non-GAAP measure) and total operating costs per ASM (CASM) to CASM excluding net special items and fuel. Management uses total operating costs excluding net special items and fuel and CASM excluding net special items and fuel to evaluate the Company's current operating performance and for period-to-period comparisons. The price of fuel, over which the Company has no control, impacts the comparability of period-to-period financial performance. The adjustment to exclude fuel and net special items allows management an additional tool to understand and analyze the Company’s non-fuel costs and core operating performance. 3 Months Ended March 31, (in millions, except share and per share amounts)

GAAP to non-GAAP reconciliation

Reconciliation of Operating Loss Excluding Net Special Items		3 Months Ended March 31, 2022		2021
		(in millions)		
Operating loss as reported	$	(1,723)	$	(1,315)
Operating net special items:				
Mainline operating special items, net (1)		157		(1,708)
Regional operating special items, net (2)		-		(215)
Operating loss excluding net special items	$	(1,566)	$	(3,238)

Reconciliation of Total Operating Cost per ASM Excluding Net Special Items and Fuel		2022		2021
Total operating expenses as reported	$	10,622	$	5,323
Operating net special items:				
Mainline operating special items, net (1)		(157)		1,708
Regional operating special items, net (2)		-		215
Total operating expenses, excluding net special items		10,465		7,246
Aircraft fuel and related taxes		(2,502)		(1,034)
Total operating expenses, excluding net special items and fuel	$	7,963	$	6,212
		(in cents)		
Total operating expenses per ASM as reported		17.84		14.09
Operating net special items per ASM:				
Mainline operating special items, net (1)		(0.26)		4.52
Regional operating special items, net (2)		-		0.57
Total operating expenses per ASM, excluding net special items		17.58		19.19
Aircraft fuel and related taxes per ASM		(4.20)		(2.74)
Total operating expenses per ASM, excluding net special items and fuel		13.38		16.45

Note: Amounts may not recalculate due to rounding.

FOOTNOTES:

(1) The 2022 first quarter mainline operating special items, net principally included a non-cash impairment charge to write down the carrying value of the Company's retired Airbus A330 fleet to the estimated fair value due to current market conditions for certain used aircraft. The Company retired its Airbus A330 fleet in 2020 as a result of the decline in demand for air travel due to the COVID-19 pandemic.

The 2021 first quarter mainline operating special items, net principally included $1.9 billion of Payroll Support Program (PSP) financial assistance, offset in part by $168 million of salary and medical costs associated with certain team members who opted into voluntary early retirement programs offered as a result of reductions to the Company's operation due to the COVID-19 pandemic.

Cash payments for salary and medical costs associated with the Company's voluntary early retirement programs were approximately $90 million and $170 million for the 2022 first quarter and 2021 first quarter, respectively.

(2) The 2021 first quarter regional operating special items, net principally included $244 million of PSP financial assistance, offset in part by a $27 million non-cash impairment charge to write down regional aircraft resulting from the retirement of the remaining Embraer 140 fleet earlier than planned.

(3) Principally included mark-to-market net unrealized gains and losses associated with certain equity and other investments as well as non-cash charges associated with debt refinancings and extinguishments.

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